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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                JANUARY 16, 2001
               (DATE OF REPORT) (DATE OF EARLIEST EVENT REPORTED)

                              EXCO RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                      TEXAS
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

             0-9204                                    74-1492779
      (COMMISSION FILE NO.)                 (IRS EMPLOYER IDENTIFICATION NO.)


                             6500 GREENVILLE AVENUE
                                SUITE 600, LB 17
                               DALLAS, TEXAS 75206
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 368-2084

                               5735 PINELAND DRIVE
                                    SUITE 235
                                DALLAS, TX 75231
          (FORMER NAME OR FORMER ADDRESS, IF CHANGE SINCE LAST REPORT)


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ITEM 9. REGULATION FD DISCLOSURE

         On January 16, 2001, EXCO Resources, Inc. ("EXCO") will commence discussions regarding its expected fiscal year 2000 results and EXCO's outlook, strategy and financial projections for fiscal year 2001. EXCO is filing this report pursuant to Regulation FD in connection with its planned disclosure and discussion of the topics disclosed herein. This report will not be deemed an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD. The information "furnished" in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

DEFINITIONS

         The following discussion includes reference to various abbreviations relating to volumetric production terms and other defined terms. These definitions are as follows:

                  "Bcf" means billion cubic feet.

                  "Bcfe" means billion cubic feet equivalent, calculated by converting one barrel of oil to six Mcf of natural gas.

                  "Boe" means equivalent barrels of oil, calculated by converting six Mcf of natural gas to one barrel of oil.

                  "Mbbls" means thousand barrels.

                  "Mboe" means thousand Boe.

                  "MMBbls" means million barrels.

                  "Mmbtus" means million British thermal units.

                  "Mcf" means thousand cubic feet.

                  "Mmcf" means million cubic feet.

                  "Mmcfe" means million cubic feet equivalent, calculated by converting one barrel of oil to six Mcf of natural gas.

                  "NGL" means natural gas liquids.

                  "Oil" includes crude oil and condensate.

FORWARD-LOOKING ESTIMATES

         This current report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, relating to future financial results or business expectations. Business plans may change as circumstances warrant. Actual results may differ materially from those predicted as a result of factors over which EXCO has no control. Such factors include, but are not limited to: acquisitions, recruiting and new business solicitation efforts, commodity price changes, the extent to which EXCO is successful in integrating recently acquired businesses, regulatory changes and general economic conditions. These risk factors and additional information are included in this current report as well as EXCO's other reports on file with the Securities and Exchange Commission. We refer you to these other reports, such as our Forms 10-Q and 10-K, which contain additional important factors




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that could cause actual results to differ from the forward-looking statements contained in this report.

         The forward-looking statements provided in this discussion are based on management's examination of historical operating trends, the information which will be used to prepare the December 31, 2000 reserve report of independent petroleum engineers and other data in EXCO Resources, Inc.'s ("EXCO's") possession or available from third parties. EXCO cautions that its future oil, natural gas and NGL production, revenues and expenses are subject to all of the risks and uncertainties normally incident to the exploration for and development and production and sale of oil and natural gas. These risks include, but are not limited to, price volatility, inflation or lack of availability of goods and services, environmental risks, drilling risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks as outlined below. Additional risks are discussed below in the context of line items most affected by such risks. EXCO disclaims any obligation or intention to update or revise any forward-looking statement unless necessary to do so in accordance with applicable law.

         SPECIFIC ASSUMPTIONS AND RISKS RELATED TO PRICE AND PRODUCTION ESTIMATES Prices for oil, natural gas and NGLs are determined primarily by prevailing market conditions. Market conditions for these products are influenced by regional and worldwide economic growth, the available supply of oil and natural gas, weather and other substantially variable factors. These factors are beyond EXCO's control and are difficult to predict. In addition to volatility in general, EXCO's oil, natural gas and NGL prices may vary considerably due to differences between regional markets, transportation availability and demand for different grades of oil, natural gas and NGLs. Over 95% of EXCO's revenues are attributable to sales of these three commodities. Consequently, EXCO's financial results and resources are highly influenced by this price volatility.

         Estimates for EXCO's future production of oil, natural gas and NGLs are based on the assumption that market demand, supply and prices for oil and natural gas will continue at levels that allow for profitable production of these products. There can be no assurance of such stability. Additionally, OPEC production policies and U.S. federal government intervention through releases of oil from the Strategic Petroleum Reserve can adversely affect the market prices which EXCO receives for its oil production.

         The production, transportation and marketing of oil, natural gas and NGLs are complex processes which are subject to disruption due to transportation and processing availability, unforeseen changes in reserves and production rates, mechanical failure, human error, meteorological events, including, but not limited to, hurricanes, and numerous other factors. The following forward-looking statements were prepared assuming demand, curtailment, producibility and general pricing and market conditions for EXCO's oil, natural gas and NGLs during 2001 will be substantially similar to those experienced in 2000, unless otherwise noted. EXCO's estimated production is based in part on planned development and exploitation activities for its major operating areas. EXCO may experience delays and cancelation of its development and exploitation activities based on risks addressed in this section and below in Capital Sources, Uses and Liquidity-Capital Expenditures, other operating risks associated with



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these activities, or EXCO's inability to finance these activities. Given the general limitations expressed herein, EXCO's forward-looking statements for 2001 are set forth below.

         The forward-looking data provided below does not include the financial and operating effects of potential corporate acquisitions or mergers, property acquisitions or divestitures during the year 2001. The timing and ultimate results of such acquisition and divestiture activity is difficult to predict.

YEAR-END 2000 PROVED OIL AND NATURAL GAS RESERVES

         EXCO's preliminary estimate of its December 31, 2000, proved oil and natural gas reserves is that such reserves will total between 140 and 150 Bcfe. These preliminary estimates are subject to completion of EXCO's reserve estimation process, and are based on NYMEX forward curve prices. EXCO will announce its final reserve estimates in March 2001.

YEAR 2001 POTENTIAL OPERATING ITEMS

         OIL, NATURAL GAS AND NGL PRODUCTION Set forth in the following paragraphs are individual estimates of EXCO's oil, natural gas and NGL production in 2001. On a combined basis, EXCO estimates its 2001 oil, natural gas and NGL production will total between 11.5 and 12.5 Bcfe. EXCO's 2001 estimates of 2001 production do not include certain oil, natural gas and NGL production from various properties that were sold during 2000. The properties which were sold produced approximately 163.5 Mmcfe in 2000 that will not be produced in 2001.

         OIL PRODUCTION EXCO expects its oil production in 2001 to total between 850,000 barrels and 940,000 barrels.

         OIL PRICES - FIXED EXCO has fixed the NYMEX price it will receive in 2001 on a portion of its oil production through an oil swap. EXCO has executed the oil swap for 481,000 barrels in 2001 at an average price of $28.77 per barrel. These fixed-price volumes represent 51% - 57% of EXCO's expected consolidated oil production in 2001.

         OIL PRICES - FLOATING For the oil production for which prices have not been fixed, EXCO's 2001 average realized price is expected to differ from the New York Mercantile Exchange price ("NYMEX") as set forth in the following table:

                          EXPECTED RANGE OF OIL PRICES
                         GREATER THAN (LESS THAN) NYMEX
                         ------------------------------

         Floating Oil Prices        (2.10) to (2.45)

         NATURAL GAS PRODUCTION EXCO expects its 2001 natural gas production to total between 6.2 Bcf and 6.6 Bcf.

         NATURAL GAS PRICES - FIXED EXCO has fixed the NYMEX price if will receive in 2001 on a portion of its natural gas production. EXCO has executed a natural gas swap for 2001 of



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2,383,500 Mmbtus at $4.915 per Mmbtu. These volumes with fixed prices represent
36% - 38% of EXCO's expected consolidated natural gas production in 2001.

         NATURAL GAS PRICES - FLOATING For the natural gas production for which prices have not been fixed, EXCO's 2001 average realized price is expected to differ from NYMEX as set forth in the following table:

                          EXPECTED RANGE OF GAS PRICES
                         GREATER THAN (LESS THAN) NYMEX
                         ------------------------------

         Floating Gas Prices        (.20) to (.35)

         NGL PRODUCTION EXCO expects its 2001 production of NGL's to total between 75,000 barrels and 80,000 barrels.

         OTHER REVENUES EXCO's other revenues in 2001 are expected to be between $125,000 and $135,000.

         PRODUCTION AND OPERATING EXPENSES EXCO's production and operating expenses vary in response to several factors. Among the most significant of these factors are additions to or deletions from EXCO's property base, changes in production taxes, general changes in the prices of services and materials that are used in the operation of the properties and the amount of repair and workover activity required.

         Oil, natural gas and NGL prices will have a direct effect on production taxes to be incurred in 2001. Future prices also could have an effect on whether proposed workover projects are economically feasible. These factors, coupled with the uncertainty of future oil, natural gas and NGL prices, increase the uncertainty inherent in estimating future production and operating costs. Given these uncertainties, EXCO estimates that year 2001 total production and operating costs will be between $17.0 million and $18.5 million.

         DEPRECIATION, DEPLETION AND AMORTIZATION ("DD&A") The 2001 oil and natural gas property DD&A rate will depend on various factors. Most notable among such factors are the amount of proved reserves that will be added from drilling or acquisition efforts in 2001 compared to the costs incurred for such efforts, and the revisions to EXCO's year-end 2000 reserve estimates that, based on prior experience, are likely to be made during 2001.

         On average for 2001, EXCO expects its consolidated oil and natural gas property DD&A rate will be approximately $.82 per Mcfe. Based on the range of production expected for 2001, oil and natural gas property related DD&A expense for 2001 should be between $9.4 million and $10.0 million.

         Additionally, EXCO expects its 2001 DD&A expense related to non-oil and natural gas property fixed assets to total between $175,000 and $250,000.



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         GENERAL AND ADMINISTRATIVE EXPENSES ("G&A") EXCO's G&A includes the costs of many different goods and services used in support of its business. These goods and services are subject to general price level increases or decreases. In addition, EXCO's G&A varies with its level of activity and the related staffing needs as well as with the amount of professional services required during any given period. Should EXCO's needs or the prices of the required goods and services differ significantly from current expectations, actual G&A could vary materially from the estimate. Given these limitations, consolidated G&A in 2001 is expected to be between $3.9 million and $4.2 million.

         INTEREST EXPENSE Future interest rates and oil, natural gas and NGL prices have a significant effect on EXCO's interest expense. All of EXCO's September 30, 2000, long-term debt balance of $42.9 million bears interest at variable rates. Also, EXCO can only marginally influence the prices it will receive in 2001 from sales of oil, natural gas and NGLs and the resulting cash flow. These factors increase the margin of error inherent in estimating future interest expense. Other factors which affect interest expense, such as the amount and timing of capital expenditures, are to a large extent, within EXCO's control. Given the uncertainty of future interest rates and commodity prices, and assuming that the variable rate debt remains in place, and the current interest rate used to determine interest expense in 2001 of 8.1% and the long-term debt balance of $42.9 million remain constant throughout the year, EXCO estimates that the consolidated interest expense in 2001 will be between $2.5 million and $2.7 million.

         REDUCTION OF CARRYING VALUE OF OIL AND GAS PROPERTIES As of December 31, 2000, EXCO does not expect to record a reduction in 2001 of its carrying value of oil and natural gas properties under the full-cost accounting ceiling test. At this time the ceiling for the full-cost pool exceeds EXCO's carrying value of oil and natural gas properties, less deferred income taxes. However, such excess could be eliminated by declines in oil and/or natural gas prices between now and the end of any quarter during 2001 or in subsequent periods.

         INCOME TAXES EXCO expects its consolidated financial income tax rate in 2001 to be between 36% and 40%. The current income tax rate is expected to be between 35% and 38%. The deferred income tax rate is expected to be between 1% and 2%. Significant changes in estimated production levels of oil, natural gas and NGLs, the prices of such products, or any of the various expense items could materially alter the effect of the aforementioned items on 2001's financial income tax rates.

         NET INCOME Based on the range of values set forth for the Year 2001 Potential Operating Items described above, and using assumed NYMEX prices of $28.00 per barrel of oil and $4.40 per Mcf of natural gas, EXCO expects consolidated net income in 2001 to be between $13.7 million and $15.4 million, or $2.00 and $2.25 per share. Additionally, based on the assumptions and limitations described in this document, EXCO expects consolidated net income for the fourth quarter of 2000 to be between $3.0 million and $3.4 million, or $.45 and $.50 per share. The per share amounts are based on the actual shares outstanding at December 31, 2000.

         CASH FLOW FROM OPERATIONS Based on the range of values set forth for the Year 2001 Potential Operating Items described above, EXCO expects cash flow from operations in 2001 to be between $22.3 million and $24.0 million, or $3.25 and $3.50 per share. Additionally, based



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on the assumptions and limitations described in this document, EXCO expects cash flow from operations for the fourth quarter of 2000 to be between $3.7 million and $4.1 million, or $.55 and $.60 per share. Cash flow from operations as used in this document means net income, plus depreciation, depletion and amortization, plus deferred income taxes. The per share amounts are based on the actual shares outstanding at December 31, 2000.

CAPITAL SOURCES, USES AND LIQUIDITY

         CAPITAL EXPENDITURES Though EXCO has completed several major property acquisitions in recent years, these transactions are opportunity driven. Thus, EXCO does not "budget", nor can it reasonably predict, the timing or size of such possible acquisitions, if any.

         EXCO's capital expenditures budget is based on an expected range of future oil, natural gas and NGL prices as well as the expected costs of the capital additions. Should EXCO's price expectations for its future production or rig availability change significantly, some projects may be accelerated or deferred and, consequently, may increase or decrease total 2001 capital expenditures. In addition, if the actual costs of the budgeted items vary significantly from the anticipated amounts, actual capital expenditures could vary materially from EXCO's estimates.

         Given the limitations discussed, EXCO expects its 2001 capital expenditures for drilling and development efforts plus related facilities to total between $13 million and $19 million. EXCO expects these capital expenditures to be incurred as follows:

                                              2001 CAPITAL EXPENDITURES
                                              -------------------------
         1st Quarter                        $2.0 million to $3.1 million
         2nd Quarter                        $4.4 million to $6.7 million
         3rd Quarter                        $3.1 million to $4.4 million
         4th Quarter                        $3.5 million to $4.8 million

These amounts include between $12 million and $18 million for drilling and facilities costs related to reserves expected to be classified as proved as of year-end 2000.

EXCO also expects to capitalize between $550,000 and $700,000 of G&A expenses in accordance with the full cost method of accounting. In addition, EXCO expects to pay between $100,000 and $300,000 for plugging and abandonment charges in 2001. Finally, EXCO expects to spend between $400,000 and $500,000 for non-oil and natural gas property fixed assets.

         OTHER CASH USES EXCO's management expects the policy of not paying a common stock dividend to continue.

         CAPITAL RESOURCES AND LIQUIDITY EXCO's estimated 2001 cash uses, including its drilling and development activities, are expected to be funded primarily through a combination of working capital and operating cash flow, with the remainder, if any, funded with borrowings from EXCO's credit facility. The amount of operating cash flow to be generated during 2001 is uncertain due to the factors affecting revenues and expenses as previously cited. However,



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EXCO expects its combined capital resources to be more than adequate to fund its anticipated capital expenditures and other cash uses for 2001. As of September 30, 2000, EXCO had $5.0 million available under its $45 million credit facility and $5.6 million of cash. If significant acquisitions or other unplanned capital requirements arise during the year, EXCO could utilize its existing credit facilities and/or seek to establish and utilize other sources of financing.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       EXCO RESOURCES, INC.


                                       By: /s/ J. DOUGLAS RAMSEY
                                          --------------------------------------
                                          J. Douglas Ramsey, Vice President and
                                          Chief Financial Officer

Dated: January 16, 2001